Exhibit 10.1

Beyond Air, Inc.

September 8, 2025

To the Holder whose name appears on the signature page attached hereto

Re: Inducement Agreement to Exercise Warrant

Dear Holder:

Pursuant to this letter agreement (this “Agreement”), Beyond Air, Inc. (the “Company”) is pleased to offer to you (the “Holder”) the opportunity to exercise all of the common stock purchase warrant issued to you on September 30, 2024 (“Existing Warrant”), exercisable for shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a reduced exercise price of $2.21 per share of Common Stock, as set forth on the signature page hereto.

Notwithstanding anything herein to the contrary, in the event that any exercise of the Existing Warrant would otherwise cause the Holder to exceed a beneficial ownership limitation equal to [4.99%/9.99%] of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such exercise (“Beneficial Ownership Limitation”), the Company shall only issue such number of Existing Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Existing Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through this Agreement. The portion of the Existing Warrant so exercised shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be payable).

The offer and resale of the shares of Common Stock issuable upon exercise of the Existing Warrant (the “Existing Warrant Shares”) were registered pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-282834) under the Securities Act of 1933, as amended (“Securities Act”), as amended to date, including the related prospectus filed pursuant to 424(b) of the Securities Act and all post-effective amendments thereto (collectively, the “Registration Statement”). The Registration Statement is currently effective. The Existing Warrant Shares may be issued to the Holder without a restrictive legend.

In consideration for exercising all or part of the Existing Warrant held by you, the Company hereby offers to issue you or your designee one or more new common stock purchase warrants (the “New Warrants”) pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(a)(2) thereof, to purchase up to a number of shares of Common Stock (the “New Warrant Shares”) equal to 50% of the number of the Existing Warrant Shares issued pursuant to this Agreement, which New Warrants will be in the form attached as Exhibit A to this Agreement, and have a purchase price, due as of the date hereof, of $0.0625, per share of Common Stock of the Existing Warrant exercised by the Holder.

This Agreement is expressly subject to this paragraph. The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. You represent and warrant that (i) you are an “accredited investor” as defined in Rule 501 of the Securities Act; (ii) you, either or alone or together with your representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the securities offered herby, and have so evaluated the merits and risks of such investment; (iii) you are able to bear the economic risk of an investment in such securities and, at the present time, are able to afford a complete loss of such investment; and (iv) you have had the opportunity to review the transaction documents related to this investment and the Company’s filings with the Commission and understand the Company has substantial doubt regarding its ability to continue as a going concern, and have been afforded the following: the opportunity to ask such questions as you have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms, conditions and risks of or associated with the offering of the securities and the merits and risks of investing in the securities; risks associated with the Company’s listing; access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable you to evaluate your investment, and the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. You further agree that each New Warrant will contain restrictive legends when issued, and subject to this Agreement and the obligation of the Company to register the New Warrant Shares under the terms of the New Warrant, neither the New Warrant nor the New Warrant Shares will be registered under the Securities Act, except in the discretion of the Company.

You understand that none of the New Warrants will be registered under the Securities Act upon issuance and that the Company will undertake to register the New Warrant Shares under the Securities Act, pursuant to the terms of this Agreement. In furtherance thereof, each New Warrant and each certificate evidencing New Warrant Shares, if, for any reason, the New Warrant Shares, if any, are not then currently covered under an effective registration statement, shall bear a legend substantially similar to the following:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. [EACH OF] THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITY.”

Certificates evidencing New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act; (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act; (iii) if such New Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions; (iv) if such New Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares; or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to you. If such New Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares shall be issued free of all legends, provided that, upon request of the Company (which request shall also include a form of customary representation letter), the Holder has delivered in advance to the Company a customary representation letter that is reasonably satisfactory to the Company and its counsel. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this paragraph, it will, no later than two (2) Trading Days following the delivery by you to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to you a certificate representing such New Warrant Shares that is free from all restrictive and other legends or, at your request shall credit the account of your prime broker with the Depository Trust Company System as directed by you.

In addition to your other available remedies, the Company shall pay to you, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the shares of Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to you by the Legend Removal Date, a certificate representing the New Warrant Shares so delivered to the Company by you that is free from all restrictive and other legends and (b) if after the Legend Removal Date you purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by you of all or any portion of the number of New Warrant Shares, or a sale of a number of shares of Common Stock equal to all or any portion of the number of New Warrant Shares that you anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of your total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to you by the Legend Removal Date multiplied by (B) the lowest closing sale price of the shares of Common Stock on any Trading Day during the period commencing on the date of the delivery by you to the Company of the applicable New Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii). “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Existing Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

On or before 5:30 p.m. Eastern Time on the date hereof, the Company will issue a press release or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder. From and after the issuance of such press release or the filing of such Current Report on Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release or the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate.

The Company represents, warrants and covenants that, upon execution of this Agreement, any Existing Warrant Shares shall be issued free of any legends or restrictions on resale by you, and any Existing Warrant Shares for which you purchase pursuant to this Agreement shall be delivered electronically through the Depository Trust Company, subject to the terms of the Existing Warrant, on or before the next Trading Day after Company receives the payment of the aggregate Exercise Price for the Existing Warrant Shares (a “Payment Date”). The terms of the Existing Warrant, including but not limited to the obligations to deliver the Existing Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Existing Warrant Shares). Any New Warrant will be delivered on or before the Trading Day after the applicable Payment Date.

As soon as reasonably practicable, but in any event no later than September 29, 2025, the Company shall file a registration statement on Form S-3 (or Form S-1 or other appropriate form if the Company is not then S-3 eligible) (the “Resale Registration Statement”) providing for the resale by you of the New Warrant Shares issued and issuable upon exercise of any New Warrant and all Other Holders (as defined below) of their respective shares of Common Stock issued and issuable upon exercise of their newly issued common stock purchase warrants pursuant to Other Warrant Exercise Agreements (as defined below). The Company shall use commercially reasonable efforts to cause such registration to become effective as soon as practicable and to keep such registration statement effective at all times until no such holder owns any such warrants or shares of Common Stock issuable upon exercise thereof. You will be required to complete, sign and return an investor questionnaire to the Company in connection with any such registration statement.

The Company acknowledges and agrees that your obligations under this Agreement are several and not joint with the obligations of any other holder (each, an “Other Holder”, and together with the undersigned Holder, the “Exercising Holders”) of newly issued common stock purchase warrants of the Company offered and issued to Other Holders pursuant to substantially similar agreements containing similar inducement offers under such other agreements related to the exercise of such warrants as contained in this Agreement (“Other Warrant Exercise Agreements”), and you shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this Agreement, and no action taken by you pursuant hereto, shall be deemed to constitute you and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that you and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that you and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Exercise Agreement. The Company and you confirm that you have independently participated in the negotiation of the transactions contemplated hereby with the advice of your own counsel and advisors. You shall be entitled to independently protect and enforce your rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company has no other agreements or understandings (including, without limitation, side letters), including the Other Warrant Exercise Agreements, with any holder or Other Holder to exercise such holder’s or Other Holder’s Existing Warrants and purchase New Warrants on terms more favorable to such holder or Other Holder than as set forth herein.

[Signature Pages to Follow]

[Company Signature Page to Warrant Inducement Agreement]

Sincerely yours,

BEYOND AIR, INC.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Number of Holder’s Existing Warrant Shares:
Beneficial Ownership Blocker Under the New Warrants:	%

[Holder Signature Page to Warrant Inducement Agreement]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to you:

(a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as otherwise noted or corrected in a subsequent SEC Report. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, as amended, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

(d) Issuance of the New Warrants. The issuance of the New Warrants is duly authorized and, upon the execution of this Agreement by the undersigned, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the New Warrant Shares, when issued in accordance with the terms of the New Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full, subject to an increase in authorized shares of Common Stock, if any.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrant Shares for trading thereon in the time and manner required thereby, and (iii) if applicable, the filing of Form D with the Commission and such other filings as may be required to be made under applicable state securities laws.

(f) Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at the closing of the transactions contemplated hereby under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

Exhibit A

Form of Inducement Warrant

(Attached)